EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-40406 of FiberCore, Inc. on Form S-3 of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K/A (Amendment No.2) of FiberCore, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Hartford, Connecticut
September 18, 2000






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